                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                  AMENDMENT 1



             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 16, 1998



                          GLOBAL IMAGING SYSTEMS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                       000-24373           59-3247752
-------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission File      (I.R.S. Employer
 incorporation or organization)            Number)       Identification Number)



13902 North Dale Mabry Hwy., Suite 300, Tampa, Florida          33618
-------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code: (813) 960-5508



                          Exhibit Index is on page 29.

On September 29, 1998, Global Imaging Systems, Inc. ("Global") filed a report on Form 8-K with respect to its acquisition of the stock of Carr Business Machines of Great Neck, Inc. d/b/a Carr Business Systems ("Carr"). At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired stock, and the Company stated in such Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable, but no later than 60 days from the due date of that filing. By this amendment to such Form 8-K, Global is amending and restating Item 7 thereof to include the required financial statements and pro forma financial information.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Effective September 1, 1998, Global Imaging Systems, Inc. ("Global") purchased all of the issued and outstanding stock of Carr Business Machines of Great Neck Inc. d/b/a Carr Business Systems ("Carr") pursuant to a Stock Purchase Agreement, dated as of September 16, 1998, by and among Global, Carr Acquisition Corporation (a wholly owned subsidiary of Global) as Buyer, Carr and Paul Schulman and Robert Smith as Sellers. Global paid $14,000,000 in cash and 332,344 in shares of Global's Common Stock, par value $.01 per share, for the Carr stock. Under certain circumstances, the purchase price for Carr will be adjusted. The Company borrowed funds under its $175 million line of credit from First Union National Bank to pay the cash portion of the purchase price.


Carr is engaged in the distribution, sale and service of copiers, facsimile machines and other office equipment in the State of New York.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)   Financial Statements of Carr.

The following financial statements of Carr which were omitted from the Form 8-K filed on September 29, 1998, are filed with this amendment:

Report of Independent Certified Public Accountants.
Balance Sheet as of December 31, 1997.
Statement of Operations for the Year Ended December 31, 1997.
Statement of Retained Earnings for the Year Ended December 31, 1997. Statement of Cash Flows for the Year Ended December 31, 1997.
Notes to Financial Statements.
Unaudited Balance Sheet as of June 30, 1998.
Unaudited Statements of Operations for the Six Months Ended June 30, 1998 and
   1997.
Unaudited Statements of Cash Flows for the Six Months Ended June 30, 1998 and
   1997.

           [LETTERHEAD OF MARGOLIN, WINER & EVENS LLP APPEARS HERE]



Report of Independent Accountants




Board of Directors
Carr Business Machines of Great Neck Inc.
Farmingdale, New York


We have audited the accompanying balance sheet of Carr Business Machines of Great Neck Inc. as of December 31, 1997 and the related statements of operations, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carr Business Machines of Great Neck Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                     /s/ Margolin, Winer & Evens LLP
                                     --------------------------------


November 13, 1998

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                                 BALANCE SHEET
                               December 31, 1997



ASSETS
Current Assets:
   Cash and cash equivalents (Note 1)                     $   554,878
   Marketable securities (Notes 1, 2 and 4)                   550,860
   Accounts receivable, net of allowance for
     doubtful accounts of $35,000                           1,235,916
   Merchandise inventory (Notes 1 and 4)                      858,547
   Prepaid expenses and other receivables                     257,803
                                                         ------------

Total Current Assets                                        3,458,004
                                                         ------------

Equipment and Improvements (Notes 1, 3 and 4):
   Real property under capital lease                          980,000
   Improvements                                               563,122
   Office equipment and fixtures                            1,117,703
   Equipment leased to customers                              180,255
   Automobiles and trucks                                      63,005
                                                         ------------
                                                            2,904,085
   Less accumulated depreciation                            1,458,699
                                                         ------------

   Equipment and Improvements  net                          1,445,386
                                                         ------------

Other Assets:
   Security deposits (Note 4)                                  96,277
   Parts for long term contracts                              234,924
                                                         ------------

                                                              331,201
                                                         ------------

Total Assets                                             $  5,234,591
                                                         ============


The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                                 BALANCE SHEET
                               December 31, 1997

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt (Note 3)                $       50,216
   Accounts payable and accrued expenses                            433,136
   Payroll and sales tax payable                                     35,246
   Corporate income taxes payable                                     2,629
   Current portion of capital lease obligation (Note 4)              86,740
   Deferred maintenance contract revenue (Note 1)                   769,790
                                                             --------------

Total Current Liabilities                                         1,377,757
                                                             --------------

Noncurrent Liabilities:
   Long-term debt (less current portion) (Note 3)                   127,540
   Long-term portion of capital lease obligation (Note 4)           641,494
   Deferred maintenance contract revenue                            198,822
                                                             --------------

Total Noncurrent Liabilities                                        967,856
                                                             --------------


Total Liabilities                                                 2,345,613
                                                             --------------

Commitments and Contingencies (Note 4)                                    -

Stockholders' Equity:
   Common stock, no par value;
     200 shares authorized,
     110 shares issued and outstanding (Note 5)                     315,000
   Stock subscription receivable (Note 5)                          (211,394)
   Retained earnings                                              2,634,522
   Unrealized gains from securities available
     for sale (Notes 1 and 2)                                       150,850
                                                             --------------

Total Stockholders' Equity                                        2,888,978
                                                             --------------


Total Liabilities and Stockholders' Equity                   $    5,234,591
                                                             ==============




The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                            STATEMENT OF OPERATIONS
                          Year Ended December 31, 1997


Net Sales and Service Revenue Earned (Note 1)                $ 17,301,451

Cost of Sales                                                   8,398,427
                                                             ------------

Gross Profit                                                    8,903,024
                                                             ------------

Operating Expenses:
  Selling expense                                               2,882,855
  Service expense                                               1,994,298
  General and administrative expense                            1,782,900
  Shipping and warehouse                                          246,513
  Depreciation and amortization (Note 1)                          255,423
                                                             ------------

  Total Operating Expenses                                      7,161,989
                                                             ------------

Income from Operations                                          1,741,035
                                                             ------------

Other Income and Expenses:
  Interest and dividend income                                     60,473
  Miscellaneous income                                             14,887
  Realized gain from sale of
     marketable securities (Note 2)                                99,428
  Gain on sale of automobiles                                       6,250
  Interest expense                                                (97,103)
                                                             ------------

  Total Other Income and Expenses                                  83,935
                                                             ------------


Income Before Provision for Income Taxes                        1,824,970

Provision for Income Taxes (Note 1)                                61,859
                                                             ------------

Net Income                                                   $  1,763,111
                                                             ============



The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                         STATEMENT OF RETAINED EARNINGS
                          Year Ended December 31, 1997





Retained Earnings  January 1, 1997, as previously reported $  2,747,634


Adjustments to Correct Inventory Pricing and
    Stockholder Advance (Note 7)                                (23,807)
                                                           ------------


Retained Earnings  January 1, 1997, as restated               2,723,827


Net Income                                                    1,763,111


Dividends to Stockholders                                    (1,852,416)
                                                           ------------


Retained Earnings  December 31, 1997                       $  2,634,522
                                                           ============



The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                            STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1997


Cash Flows from Operating Activities:
  Net income                                                    $     1,763,111

  Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation and amortization                                      255,423
     Realized gain on sale of marketable securities                     (99,428)
     Gain on sale of vehicles                                            (6,250)
     (Increase) decrease in:
       Accounts receivable                                              164,931
       Merchandise inventory                                            (89,632)
       Prepaid expenses and other receivables                            29,831
       Security deposits                                                (14,149)
       Parts used in long term contracts                                   (314)
     Decrease in:
       Accounts payable and accrued expenses                            (42,432)
       Payroll, sales and corporate taxes payable                       (33,070)
       Deferred maintenance contract revenue                           (175,952)
                                                                ---------------

     Total adjustments                                                  (11,042)
                                                                ---------------

  Net Cash Provided by Operating Activities                           1,752,069
                                                                ---------------

Cash Flows from Investing Activities:
  Matured certificate of deposit                                        218,511
  Purchase of marketable securities                                    (336,863)
  Sales proceeds from marketable securities                             746,733
  Acquisition of equipment and leasehold improvements                  (226,956)
  Proceeds from sale of automobile                                       11,380
  Advance to stockholder                                                 34,028
                                                                ---------------

  Net Cash Provided by Investing Activities                             446,833
                                                                ---------------

Cash Flows from Financing Activities:
  Note payable borrowings                                                36,400
  Repayments of notes payable                                          (257,696)
  Principal payments on obligation under capital lease                  (78,969)
  Proceeds from sale of common stock                                     22,684
  Dividends to stockholders                                          (1,852,416)
                                                                ---------------

  Net Cash Used in Financing Activities                              (2,129,997)
                                                                ---------------
Net Increase in Cash and Cash Equivalents                                68,905

Cash and Cash Equivalents  beginning of year                            485,973
                                                                ---------------

Cash and Cash Equivalents  end of year                          $       554,878
                                                                ===============

The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                            STATEMENT OF CASH FLOWS

                          Year Ended December 31, 1997


Supplemental Disclosure of Cash Flow Information -
Cash paid during the year for:
     Interest                                                      $   97,103
     Income taxes                                                      58,765



Supplemental Schedule of Noncash Investing Activities:
   Transfer of inventory which was rented to a customer
     to depreciable equipment                                      $  119,649
   Transfer of depreciable equipment to inventory upon
     lease expiration                                                  13,448



The accompanying notes are an integral part of this statement.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT   NATURE OF BUSINESS  Carr Business Machines of Great Neck Inc., doing business as Carr Business
    ACCOUNTING POLICIES      Systems ("the Company"), sells, rents and services copiers, facsimile machines, typewriters and other business machines, primarily to customers located in the New York Metropolitan area.  The majority of the Company's sales are equipment sales and servicing income.  Rentals are only a small portion of the Company's business.

                             INVESTMENT IN SECURITIES  The Company's debt and equity securities have been classified as available for sale securities and are reported at their fair values.  Unrealized holding gains and losses are included as a separate component of stockholders' equity.

                             CASH EQUIVALENTS  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                             MERCHANDISE INVENTORY  Merchandise inventory, consisting solely of finished goods, is stated at the lower of cost (specific identification and moving average FIFO method) or market.

                             EQUIPMENT AND IMPROVEMENTS  Real property under capital lease is recorded at the net present value of the related lease obligation.  Real property under capital lease together with the cost of related improvements are amortized over the ten year term of the lease using the straight-line method.  At
                             December 31, 1997, accumulated amortization attributable to real property under capital lease totaled
                             $363,417.

                             Equipment is recorded at cost and depreciated over the estimated useful lives of the assets using the straight-line method as follows:

                                   Office equipment and fixtures                5 - 7 years
                                   Automobiles and trucks                           5 years
                                   Equipment leased to customers                    5 years

                             INCOME TAXES  The Company does not provide for Federal income taxes as the stockholders have elected to have the income of the Company taxed directly to them in accordance with the S Corporation provisions of the Internal Revenue Code and New York State.  The Company has provided for New York
                             City Corporation taxes as New York City does not recognize S Corporation status.  In addition, the
                             Company provides for New York State S Corporation taxes.

                             ESTIMATES  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
                             Actual results could differ from those estimates.

                             DEFERRED MAINTENANCE CONTRACT REVENUE  Deferred maintenance contract revenue is recognized over the contract period (which ranges from three months to five years) and represents billings in advance of the maintenance period.  Incremental direct costs resulting from the sale of such contracts are not material and are expensed currently.

                             ADVERTISING COSTS  Advertising costs are expensed currently as the benefits and placements of such advertising do not extend beyond the current period.  Advertising costs aggregated $163,743 during
                             1997.

2. MARKETABLE SECURITIES Marketable securities available for sale at December 31, 1997 consist of the following:


                                                                     Gross                Gross
                                                Cost or            Unrealized           Unrealized
                                               Amortized            Holding              Holding
                         Fair Value              Cost                Losses               Gains              Maturities
                     -----------------    -----------------    ----------------    ------------------    -----------------
Equity securities          $  330,606         $  182,478            $      -           $  148,128

Debt securities:
  State and local
  obligations                  52,414             49,692                   -                2,722             6-7 years
  U.S. obligations            167,840            167,840                   -                    -           within 1 year
                           ----------         ----------            ---------          -----------
                           $  550,860         $  400,010            $      -           $  150,850
                           ==========         ==========            =========          ==========

                         Realized gains and losses are determined on the basis of sales price less original cost determined on a FIFO basis.  During 1997, sales proceeds and gross realized gains and losses on securities available for sale were as follows:


                                              Realized      Realized
                                               Gains         Losses          Total
                                             -----------   ---------      -----------
                         Sales proceeds      $  746,733     $      -      $  746,733
                         Cost                   647,305            -         647,305
                                             ----------     --------      ----------

                         Realized Gain       $   99,428     $      -      $   99,428
                                             ==========     ========      ==========

                         During 1997, unrealized holding gains aggregated $38,529 and are included as a separate component of stockholders' equity.



3.  DEBT            The Company is obligated to a bank on various notes and loans as follows:
    OBLIGATIONS
                    SHORT-TERM DEBT - A $150,000 demand note at December 31, 1996 required monthly payments of interest only at 1%
                    over a one year certificate of deposit interest rate and was paid in December 1997. The loan was secured by a one year certificate of deposit in the amount of $218,511 which matured in December 1997.

                    The Company had a $300,000 secured line of credit which was increased to $1,500,000 in June 1997. Borrowings bear interest at the prime rate and are due in June 1998. The line of credit is secured by personal property and fixtures and guaranteed by an affiliated company and the Company's majority stockholder. There was no outstanding balance at December 31, 1997.

                    LONG-TERM DEBT - The Company is obligated on a note with an outstanding balance of $143,176 at December 31,
                    1997. The note requires monthly principal payments of $3,578 plus interest at prime and matures on November 12,
                    2001. The note is secured by personal property and fixtures now existing or acquired thereafter and is guaranteed by an affiliated company and the Company's majority stockholder. This loan and the loan described below contain cross default provisions with the obligations of an entity owned by the stockholders which owns the Company's warehouse and office facility.

                    A secured note dated November 18, 1994 for $121,000, which was self liquidating, required monthly payments of
                    $3,492 and bore interest at 2.5% per annum, matured on November 18, 1997. The loan was secured by improvements to the real property under capital lease now existing or acquired thereafter and was guaranteed by an affiliated company and the Company's majority stockholder.

                    In October of 1997, the Company became obligated on a secured note in the amount of $36,400 for the purchase of a truck. The note requires monthly principal payments of $606 plus interest at prime plus 3% and matures on
                    September 30, 2002. The amount outstanding at December 31, 1997 is $34,580.

                    Principal repayments of long-term debt are as follows:

                    Years ending December 31,

                                               1998                     $ 50,216
                                               1999                       50,216
                                               2000                       50,216
                                               2001                       21,648
                                               2002                        5,460
                                                                        --------
                                                                        $177,756
                                                                        ========

4.  COMMITMENTS     The Company's office and warehouse facilities are leased from an entity owned by the stockholders and
    AND RELATED     require a $60,000 security deposit.  The lease, which is for ten years expiring in 2004, is
    PARTY           classified as a capital lease.
    TRANSACTIONS
                    Future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 31, 1997 are as follows:

                    Years ending December 31,
                                               1998                    $209,688
                                               1999                     212,009
                                               2000                     214,423
                                               2001                     216,934
                                               2002                     219,545
                                               Thereafter              $307,477
                                                                     ----------
                    Total minimum payments                           $1,380,076


                    Less amounts representing estimated executory
                    costs (such as real estate taxes and insurance)
                    which are included in minimum lease payments        406,943
                                                                     ----------

                    Net minimum lease payments                          973,133

                    Less amounts representing interest                  244,899
                                                                     ----------

                    Present value of net minimum lease payments         728,234

                    Less current portion of obligation under capital
                    lease                                                86,740
                                                                     ----------

                    Long-term portion of obligation under capital
                    lease                                            $  641,494
                                                                     ==========

                    The Company guaranteed obligations of the entity owned by the stockholders aggregating $694,000 at December 31,
                    1997, incurred in connection with financing the facility, and assigned $100,000 of its marketable securities as additional collateral. As of September 1, 1998, the Company is no longer a guarantor. (See Note 5.)

                    In December 1995 the Company entered into a five year, seven month operating lease beginning February 1, 1996 for office space in New York City. Rent expense, including escalations, during 1997 was approximately $81,650.
                    The future minimum payments under the lease are as follows:

                    Years ending December 31,

                                              1998                     $ 50,864
                                              1999                       54,520
                                              2000                       54,520
                                              2001                       36,347
                                                                       --------
                                                                       $196,251
                                                                       ========

                    A major supplier of the Company has a lien on certain inventory as collateral for amounts outstanding to them aggregating $62,807 at December 31, 1997.

5.  COMMON STOCK         On July 1, 1994, the Company admitted a new stockholder and issued 10 shares of no par value common stock in exchange for $30,000 and a $275,000 note. The note is payable in annual installments of $39,444 including interest at 7.16% per annum and will self-liquidate on December 22, 2004. Interest income from the note receivable for the year ended December 31, 1997 is $16,760. On September 16, 1998, effective
                         September 1, 1998, the stockholders sold all the issued and outstanding shares of common stock to a public company for $17,500,000. In connection with the purchase agreement, the $177,756 of long-term debt was repaid and the $211,394 stock subscription receivable was collected.

6.  PROFIT SHARING       The Company has a defined contribution profit sharing plan for the benefit of its employees. Contributions
    PLAN                 are at the discretion of the Company. Contributions for the year ended December 31, 1997 totaled $103,406.

7.  RESTATEMENTS         The Company's previously issued 1997 financial statements have been restated to correct overstatements in inventory pricing of $58,000 at January 1, 1997 and $223,000 at December 31, 1997, and an overstatement of previously reported net income aggregating $165,000. The effect of these errors on previously reported 1996 net income is not significant.

                         Retained earnings at January 1, 1997 has also been restated from the amount previously reported to record
                         $34,193 paid to a stockholder in 1996 as an advance rather than as a dividend. The restatement does not effect previously reported net income for 1996.

                         In addition, $104,616 of equipment leased to customers has been reclassified from merchandise inventory to equipment and improvements.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                     UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of Carr Business Machines of Great Neck, Inc. d/b/a Carr Business Systems ("Carr") as of June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the year ended December 31, 1998. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of Carr.

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                                 BALANCE SHEET
                                 June 30, 1998

ASSETS

Current Assets:
  Cash and cash equivalents                                           $   320,780
  Marketable securities                                                   588,656
  Accounts receivable, net of allowance for doubtful accounts of
            $35,000                                                     1,434,458
  Merchandise inventory                                                 1,377,611
  Prepaid expenses and other receivables                                  488,126
                                                                      -----------

Total Current Assets                                                    4,209,631
                                                                      -----------




Equipment and Improvements:
  Real property under capital lease                                       980,000
  Improvements                                                            564,811
  Office equipment and fixtures                                         1,146,786
  Equipment leased to customers                                           198,694
  Automobiles and trucks                                                   63,005
                                                                      -----------
                                                                        2,953,296
  Less accumulated depreciation                                         1,586,411
                                                                      -----------

  Equipment and Improvements  net                                       1,366,885
                                                                      -----------




Other Assets:
  Security deposits                                                        96,278
  Parts for long term contracts                                           333,976
                                                                          430,254
                                                                      -----------



Total Assets                                                          $ 6,006,770
                                                                      ===========

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                                 BALANCE SHEET
                                 June 30, 1998

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                    $   73,876
   Accounts payable and accrued expenses                   314,953
   Payroll and sales tax payable                            35,543
   Corporate income taxes payable                           19,360
   Current portion of capital lease obligation              91,005
   Deferred maintenance contract revenue                   722,930
                                                        ----------

Total Current Liabilities                                1,257,667
                                                        ----------

Noncurrent Liabilities:
   Long-term debt (less current portion)                    78,771
   Long-term portion of capital lease obligation           604,498
   Deferred maintenance contract revenue                   200,000


Total Noncurrent Liabilities                               883,269
                                                        ----------

Total Liabilities                                        2,140,936

Commitments and Contingencies

Stockholders' Equity:
   Common stock, no par value;
     200 shares authorized,
     110 shares issued and outstanding                     315,000
   Stock subscription receivable                          (211,394)
   Retained earnings                                     3,592,577
   Unrealized gains from securities available
     for sale                                              169,652
                                                        ----------

Total Stockholders' Equity                               3,865,834
                                                        ----------


Total Liabilities and Stockholders' Equity              $6,006,770
                                                        ==========

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                            STATEMENTS OF OPERATIONS
                           Six Months Ended June 30,

                                                    1998                   1997
                                               ------------          ---------------
Net Sales and Service Revenue Earned           $  9,978,048           $   8,140,323

Cost of Sales                                     4,617,562               3,848,591
                                               ------------           -------------

Gross Profit                                      5,360,486               4,291,732
                                               ------------           -------------

Operating Expenses:
  Selling expense                                 1,403,555               1,337,493
  Service expense                                 1,034,298                 922,235
  General and administrative                        910,183                 822,132
  Shipping and warehouse                            136,335                 113,731
  Depreciation and amortization                     127,712                 111,278
                                               ------------           -------------

  Total Operating Expenses                        3,612,083               3,306,869
                                               ------------           -------------

Income from Operations                            1,748,403                 984,863
                                               ------------           -------------

Other Income and Expenses:
  Interest and dividend income                        6,417                  19,809
  Realized gain from sale of
     marketable securities                           18,996                  40,332
  Interest expense                                  (52,227)                (55,437)
                                               ------------           -------------

  Total Other Income and Expenses                   (26,814)                  4,704
                                               ------------           -------------

Income Before Provision for Income Taxes          1,721,589                 989,567

Provision for Income Taxes                           64,021                  27,473
                                               ------------           -------------

Net Income                                     $  1,657,568           $     962,094
                                               ============           =============

                   CARR BUSINESS MACHINES OF GREAT NECK, INC.
                            STATEMENTS OF CASH FLOWS
                           Six Months Ended June 30,

                                                                1998                             1997
                                                      ----------------------           ----------------------
Cash Flows from Operating Activities:
  Net income                                                 $1,657,568                        $ 962,094

  Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation and amortization                              127,712                          111,278
     Realized gain on sale of marketable securities             (18,996)                         (40,332)
     (Increase) decrease in:
       Accounts receivable                                     (198,542)                          341,830
       Merchandise inventory                                   (386,195)                         (324,770)
       Prepaid expenses and other receivables                    (8,714)                           60,162
       Security deposits                                              -                           (15,674)
       Parts used in long term contracts                        (27,362)                          (49,506)
     Increase (decrease) in:
       Accounts payable and accrued expenses                   (339,790)                           44,358
       Payroll, sales and corporate taxes payable                17,027                           (33,421)
       Deferred maintenance contract revenue                    (45,682)                         (100,279)
                                                             ----------                        ----------
     Total adjustments                                         (880,542)                           (6,354)
                                                             ----------                        ----------

  Net Cash Provided by Operating Activities                     777,026                           955,740
                                                             ----------                        ----------

Cash Flows from Investing Activities:
  Matured certificate of deposit                                      -                           218,511
  Purchase of marketable securities                             (94,454)                         (285,629)
  Sales proceeds from marketable securities                      94,454                           267,367
  Acquisition of equipment and leasehold improvements           (30,771)                         (158,717)
                                                             ----------                        ----------

  Net Cash (Used in) Provided by Investing Activities           (30,771)                           41,532
                                                             ----------                        ----------

Cash Flows from Financing Activities:
  Repayments of notes payable                                   (25,109)                          (66,946)
  Principal payments on obligation under capital lease          (32,731)                          (32,730)
  Dividends to stockholders                                    (922,513)                         (851,934)
                                                             ----------                        ----------

  Net Cash Used in Financing Activities                        (980,353)                         (951,610)
                                                             ----------                        ----------

Net Increase in Cash and Cash Equivalents                      (234,098)                           45,662

Cash and Cash Equivalents  beginning of year                    554,878                           485,973
                                                             ----------                        ----------

Cash and Cash Equivalents  end of year                       $  320,780                        $  531,635
                                                             ==========                        ==========


Supplemental Disclosure of Cash Flow Information -
   Cash paid during the year for:
     Interest                                                $   52,227                        $   55,437
     Income taxes                                                45,010                            54,099

(b)   Pro Forma Financial Information.

The following pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's Form 8-K filed on September 29, 1998 is filed with this amendment:

Introduction to Unaudited Pro Forma Consolidated Financial Data.
Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1998.
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
  fiscal year ended March 31, 1998.
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended June 30,1998.
Notes to Pro Forma Consolidated Statement of Operations for the three months ended June 30, 1998.
Unaudited Pro forma Consolidated Balance Sheet as of June 30, 1998.
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998.

                          GLOBAL IMAGING SYSTEMS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (All share amounts and dollars in thousands)

Effective September 1, 1998, Global purchased all of the issued and outstanding stock of Carr pursuant to a Stock Purchase Agreement, dated as of September 16, 1998, by and among Global, Carr Acquisition Corporation (a wholly owned subsidiary of Global) as Buyer, Carr and Paul Schulman and Robert Smith as Sellers. Aggregate consideration for the acquisition was approximately $17,500, including $14,000 in cash, plus 332 shares of Global Common Stock valued at $3,500.

The accompanying unaudited pro forma consolidated statement of operations for the fiscal year ended March 31, 1998 gives effect to the acquisition by the Company of Carr ("the acquisition") as if it had occurred on April 1, 1997. The unaudited pro forma consolidated statement of operations for the three months ended June 30, 1998 gives effect to the acquisition as if it had occurred on April 1, 1998. The unaudited pro forma consolidated balance sheet at June 30, 1998 gives effect to the acquisition as if it had occurred on June 30, 1998.

The pro forma effects are based on the historical financial statements of the acquired business giving effect to the transaction under the purchase method of accounting. As such, the total cost of the acquisition has been allocated to the net tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition.

The unaudited pro forma consolidated financial statements are not intended to purport to be indicative of the actual results of operations or financial position that would have been achieved had the acquisition in fact been consummated at the beginning of the periods referenced above. The unaudited pro forma financial data should be read in conjunction with the consolidated financial statements of Global and the historical financial statements of Carr, and related notes set forth herein.

                          GLOBAL IMAGING SYSTEMS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FISCAL YEAR ENDED MARCH 31, 1998
                      (in thousands except per share data)


                                             Historical           Acquired           Pro Forma            Pro Forma
                                             Company (a)         Business (b)        Adjustments         Consolidated
                                           ----------------    ----------------    ----------------      -------------
Revenues:
     Equipment and supplies sales             $   121,316        $  13,630                    -          $  134,946
     Service and rentals                           43,059            3,671                    -              46,730
                                              -----------        ---------          -----------          ----------
         Total Revenues                           164,375           17,301                    -             181,676
Costs and operating expenses :
    Costs of equipment and supplies sales
                                                   85,972            7,459                    -              93,431
     Service and rental costs                      21,594            2,933                    -              24,527
     Selling, general and administrative
        expenses                                   38,619            5,047                    -              43,666
     Intangible asset amortization                  3,076                                   424   (c)         3,500
         Total costs and operating expenses
                                                  149,261           15,439                  424             165,124
                                              -----------        ---------          -----------          ----------
Income from operations                             15,114            1,862                 (424)             16,552
Interest expense                                    6,713               37                1,149   (d)         7,899
                                              -----------        ---------          -----------          ----------
Income before income taxes                          8,401            1,825               (1,573)              8,653
Income taxes                                        3,949               62                   76   (e)         4,087
                                              -----------        ---------          -----------          ----------
Net income                                          4,452         $  1,763          $    (1,649)              4,566
                                                                 =========          ===========
Yield adjustment on Class A common stock           (2,442)                                                   (2,442)
                                              -----------                                                ----------
Net income available to common stockholders   $     2,010                                                $    2,124
                                              ===========                                                ==========
Earnings per share, basic and diluted         $      0.21                                                $     0.21
                                              ===========                                                ==========
Weighted average number of shares
 outstanding, basic and diluted                     9,804                                                    10,136
                                              ===========                                                ==========



See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                        CONSOLIDATED STATEMENT OF INCOME
                        FISCAL YEAR ENDED MARCH 31, 1998
                                 (in thousands)

(a) This column represents the historical consolidated results of operations of the Company for the fiscal year ended March 31, 1998.

(b) This column represents the operating results of Carr for the fiscal year ended December 31, 1997. This information was used in lieu of the twelve months ended March 31, 1998 because it was within 93 days of Global's fiscal year end. Certain reclassifications have been made to be consistent with Global's presentation.

(c) Reflects additional goodwill amortization expense of $374 and non-compete covenant amortization expense of $50. The goodwill amortization period is 40 years; goodwill is amortized using the straight-line method. The non-compete covenant amortization period is 3 years; the non-compete covenant is amortized using the straight-line method.

(d) Reflects additional interest expense related to borrowings that would have been incurred by Global to finance the acquisition, including the repayment of existing Carr debt, had the acquisition been consummated at April 1, 1997. An average interest rate of 8.9% was used for this calculation which approximates Global's average borrowing rate during such period.

(e) Represents the income tax benefit on purchase accounting adjustments and other pro forma adjustments of ($592) based on an effective rate of approximately 37.6%, and the income tax expense of $668 on historical S-Corporation earnings based on an effective rate of approximately 40%.

                          GLOBAL IMAGING SYSTEMS, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1998
                      (in thousands except per share data)


                                        Historical           Acquired           Pro Forma                 Pro Forma
                                       Company (a)         Business (b)        Adjustments               Consolidated
                                    ----------------    ----------------    ----------------          ----------------
Revenues:
    Equipment and supplies sales       $  43,334             $  4,248                  -                  $  47,582
    Service and rentals                   14,868                1,096                  -                     15,964
                                       ---------             --------           --------                  ---------
        Total Revenues                    58,202                5,344                  -                     63,546
Costs and operating expenses:
     Costs of equipment and supplies
       sales                              30,887                2,308                  -                     33,195
     Service and rental costs              7,006                  685                  -                      7,691
     Selling, general and
       administrative expenses            13,289                1,520                  -                     14,809

     Intangible asset amortization           901                    -                106   (c)                1,007
                                       ---------             --------           --------                  ---------
        Total costs and operating
          expenses                        52,083                4,513                106                     56,702
                                       ---------             --------           --------                  ---------
Income from operations                     6,119                  831               (106)                     6,844
Interest expense                           2,230                   26                285   (d)                2,541
                                       ---------            ---------           --------                  ---------
Income before income taxes                 3,889                  805               (391)                     4,303
Income taxes                               1,801                    -                175   (e)                1,976
                                       ---------            ---------           --------                  ---------
Income before extraordinary item           2,088            $     805           $   (566)                     2,327
                                                            =========           ========
Yield adjustment on Class A common
  stock                                     (901)                                                              (901)
                                       ---------                                                          ---------
Net income available to common
  stockholders                         $   1,187                                                          $   1,426
                                       =========                                                          =========
Basic earnings per share:              $    0.10                                                          $    0.12
                                       =========                                                          =========
Diluted earnings per share:            $    0.09                                                          $    0.11
                                       =========                                                          =========

Weighted average number of shares
  outstanding:
     Basic                                11,527                                                             11,859
                                       =========                                                          =========
     Diluted                              12,511                                                             12,843
                                       =========                                                          =========



See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1998
                                 (in thousands)

(a) This column represents the historical consolidated results of operations, before extraordinary item, of Global for the three months ended June 30, 1998.

(b) This column represents the operating results of Carr for the three months ended June 30, 1998.

(c) Reflects additional goodwill amortization expense of $93 and non-compete covenant amortization expense of $13. The goodwill amortization period is 40 years; goodwill is amortized using the straight-line method. The non-compete covenant amortization period is 3 years; the non-compete covenant is amortized using the straight-line method.

(d) Reflects additional interest expense related to borrowings that would have been incurred by the Company to finance the acquisition, including the repayment of existing Carr debt, had the acquisition been consummated at April 1, 1998. An average interest rate of 8.9% was used for this calculation which approximates Global's average borrowing rate during such period.

(e) Represents the income tax benefit on purchase accounting adjustments and other pro forma adjustments of ($147) based on an effective rate of approximately 37.6%, and the income tax expense of $322 on historical S-Corporation earnings based on an effective rate of approximately 40%.

                          GLOBAL IMAGING SYSTEMS, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                                 (in thousands)




                                                                Historical     Acquired         Pro Forma        Pro Forma
                                                                Company (a)    Business (b)     Adjustments      Consolidated
                                                                --------       -------          ------------        --------
Current assets:
 Cash and cash equivalents....................................  $  3,115       $   909       $    (589)  (m)       $   3,435
 Accounts receivable, net of allowance for
  doubtful accounts...........................................    32,736         1,435             (40)  (l)          34,131
 Inventories .................................................    20,473         1,378            (273)  (l)          21,578
 Deferred income taxes........................................     1,519             -                    -            1,519
 Prepaid expenses and other current assets                           762           488                    -            1,250
                                                                --------       -------          ------------        --------
   Total current assets.......................................    58,605         4,210             (902)              61,913
Rental equipment, net.........................................     4,731           156                    -            4,887
Property and equipment, net...................................     4,695         1,211             (895) (k)           5,011
Other assets .................................................       459           430                                   889
Deferred income taxes.........................................       561             -                    -              561
Related party notes receivable................................       547             -                    -              547
Intangible assets, net:                                                              -                    -
    Goodwill..................................................    94,221             -           14,644  (c)         108,865
    Non-compete agreements....................................     1,153             -              150  (d)           1,303
    Financing fees............................................     1,882             -                    -            1,882
                                                                --------       -------          ------------        --------
        Total assets..........................................  $166,854       $ 6,007         $ 12,997            $ 185,858
                                                                ========       =======          ============        ========
Current liabilities:
     Accounts payable.........................................  $ 12,858      $    315                -           $   13,173
     Accrued liabilities......................................     4,425            36              211 (l)            4,672
     Accrued compensation and benefits........................     2,924             -                -                2,924
     Current maturities of long-term debt.....................       175           165             (165)(e)              175
     Deferred revenue.........................................    11,341           723                -               12,064
     Income taxes payable.....................................       736            19                -                  755
                                                                --------       -------          ------------        --------
        Total current liabilities.............................    32,459         1,258               46               33,763
Long-term debt, less current maturities.......................    65,752           883           13,317 (f)           79,952
                                                                --------       -------          ------------        --------
        Total liabilities.....................................    98,211         2,141           13,363              113,715
Stockholders' equity:
     Common stock.............................................       176           315             (312)(g)              179
     Additional paid-in capital...............................    67,662             -            3,497 (h)           71,159
     Retained earnings........................................     1,050         3,762           (3,762)(i)            1,050
                                                                --------       -------          ------------        --------
                                                                  68,888         4,077             (577)              72,388
Less stockholder receivables..................................      (245)         (211)             211 (j)             (245)
                                                                --------       -------          ------------        --------
     Total stockholders' equity...............................    68,643         3,866             (366)              72,143
                                                                --------       -------          ------------        --------
      Total liabilities and stockholders' equity.............. $ 166,854       $ 6,007         $ 12,997              185,858
                                                                ========       =======          ============        ========

                            See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                                 (in thousands)

(a) This column represents the historical consolidated balance sheet of the Company as of June 30, 1998.


(b) This column represents the historical balance sheet of Carr as of June 30, 1998.


(c) Represents the portion of the purchase price allocated to goodwill as a result of the acquisition of Carr.


(d) Represents the portion of the purchase price allocated to the non-compete covenant as a result of the acquisition of Carr.


(e) Represents repayment of the short-term portion of Carr's existing debt.


(f) Represents cash borrowed to fund the acquisition of $14,000, offset partially by the repayment of the long-term portion of Carr's existing debt of $683.


(g) Represents the par value of 332 shares of Global common stock issued to the sellers of Carr in the amount of $3 in connection with the acquisition, offset by the elimination of Carr common stock of $315.


(h) Represents additional paid-in capital on Global common stock issued to the sellers of Carr in connection with the acquisition.


(i) Represents elimination of Carr's pre-acquisition retained earnings.


(j) Represents the elimination of the existing shareholder receivable.


(k) Represents elimination of building lease recorded as a capital lease, and leasehold improvements to such building, in accordance with the terms of the purchase agreement.


(l) Represents establishment of certain reserves in connection with the acquisition.


(m) Represents elimination of marketable securities, not purchased by Global.

(c) Exhibits.

Exhibit Number   Description
---------------  -----------

10.1             Stock Purchase Agreement, dated as of September 16, 1998, by and among Global, Carr Acquisition  Corporation as Buyer, Carr Business
                 Machines of Great Neck Inc. and Paul Schulman and Robert Smith as
                 Sellers.


23.1             Consent of Margolin, Winer & Evens LLP

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 30, 1998


                                            GLOBAL IMAGING SYSTEMS, INC.




                                            By:  /s/ Raymond Schilling
                                                -----------------------
                                                    Raymond Schilling
                                           Chief Financial Officer, Secretary
                                                     and Treasurer

Exhibit Number   Description                                                             Page
---------------  -----------                                                             ----

10.1             Stock Purchase Agreement, dated as of September 16, 1998, by and          *
                 among Global, Carr Acquisition  Corporation as Buyer, Carr Business
                 Machines of Great Neck Inc. and Paul Schulman and Robert Smith as
                 Sellers.


23.1             Consent of Margolin, Winer & Evens LLP                                    30




*Previously filed